EXHIBIT 2 — Certificates — Section 906 of Sarbanes-Oxley Act of 2002
In connection with the quarterly report of Canadian Imperial Bank of Commerce (the “Bank”) for the period ended April 30, 2011, as filed under cover of a Form 6-K with the Securities and Exchange Commission on the date hereof (the “Report”), I, GERALD T. MCCAUGHEY, President & Chief Executive Officer of the Bank, certify that:
(1)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Bank.

/s/ Gerald T. McCaughey
Gerald T. McCaughey
President & Chief Executive Officer

Date: May 26, 2011
In connection with the quarterly report of Canadian Imperial Bank of Commerce (the “Bank”) for the period ended April 30, 2011, as filed under cover of a Form 6-K with the Securities and Exchange Commission on the date hereof (the “Report”), I, KEVIN GLASS, Senior Executive Vice President & Chief Financial Officer of the Bank, certify that:
(1)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Bank.

/s/ Kevin Glass
Kevin Glass
Senior Executive Vice President & Chief Financial Officer

Date: May 26, 2011